Exhibit 10.1

(1)Park No. 2 Limited
Dated 13th August 2021 (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and
(2) adaptimmune limited and (3) adaptimmune THERAPEUTICS PLC agreement relating to 39 Innovation Drive and 60 Jubilee Avenue Milton Park

Knights plc Midland House West Way Botley Oxford OX2 0PH

THIS AGREEMENT is made the 13th day of August 2021 BETWEEN

(1)	MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London EC2V 6ET (Landlord); and
(2)	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX (Tenant);
(3)	ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX (Guarantor);

DEFINITIONS

1	In this Agreement save where the context otherwise requires the following words and expressions have the following meanings:
1.1Barclays Letter means the letter addressed to Barclays Bank plc confirming that the Bond is no longer required and requesting its cancellation in the agreed form set out in Schedule 1;
1.2Bond means the guarantee issued on 15 September 2015 with reference number UKT1000012090;
1.3Completion Date 1 means the date on which the Landlord issues the Barclays Letter;
1.4Completion Date 2 means the fifth Working Day after the date on which the Tenant receives funds from Barclays Bank plc pursuant to cancellation of the Bond;
1.5Rent Security Deposit Deed means the rent security deposit deed in the form of the settled draft set out in Schedule 2;
1.6Variation 1 means the deed of variation relating to a lease of 60 Jubilee Avenue, Milton Park in the form of the settled draft set out in Schedule 3;
1.7Variation 2 means the deed of variation relating to a lease of 39 Innovation Drive, Milton Park in the form of the settled draft set out in Schedule 4;
1.8Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays;

INTERPRETATION

1	In the interpretation of this Agreement references to clauses shall be references to clauses in this Agreement and the clause headings shall be ignored.

VARIATION 1

2	On Completion Date 1 the Landlord, the Tenant and the Guarantor shall complete Variation 1.

VARIATION 2

3	On Completion Date 2 the Landlord and the Tenant shall complete Variation 2.

RENT SECURITY DEPOSIT DEED

4	On Completion Date 2 the Landlord, the Tenant and the Guarantor shall complete the Rent Security Deposit Deed.

CONTRACTS (RIGHTS OF THIRD) PARTIES ACT 1999

5	Except as may be permitted under the law of England as it applies on the date of this Agreement the parties to this Agreement do not intend that any of its terms shall be enforceable by any third party.

Knights plc Midland House West Way Botley Oxford OX2 0PH

SCHEDULE 1

(Form of Barclays Letter)

On MEPC letterhead, wet signed and sent by beneficiary directly to Barclays

4 6GN MEPC Milton Park No. 1 Limited & MEPC Milton Park No. 2 Limited

Barclays Bank Plc

Trade Operations

5th Floor

One Snow Hill

Snow Hill Queensway

Birmingham

B4 6GN

Barclays Rent Guarantee Reference: UKT1000012090

Applicant: Adaptimmune Limited

Beneficiary: MEPC Milton Park No. 1 Limited & MEPC Milton Park No. 2 Limited

Amount: £1,980,000

Issue Date: 15/09/2015

[date] 2021

Dear Sirs

We confirm that this bond UKT1000012090 is no longer required and can be cancelled; therefore, Barclays Bank PLC is released from all liabilities under the above bond. Please cancel this Bond immediately.

Please find enclosed the original Guarantee.

Yours faithfully

For and on behalf of MEPC Milton Park No. 1 Limited

For and on behalf of MEPC Milton Park No. 2 Limited

SCHEDULE 2

(Form of Rent Security Deposit Deed)

Dated2021

(1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited

and

(2) ADAPTIMMUNE LIMITED

and

(3) ADAPTIMMUNE therapeutics plc

rent security deposit deed

relating to

39 Innovation Drive and 60 Jubilee Avenue

Milton Park

Knights plc Midland House West Way Botley Oxford OX2 0PH

Rent Security Deposit Deed

Dated	[•] 2021
The Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London, England, EC2V 6ET

The Tenant	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England, OX14 4RX
The Guarantor	ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England, OX14 4RX

Lease 1
Date	28 February 2018
Parties	(1) The Landlord (2) The Tenant
Property	39 Innovation Drive Milton Park, Abingdon, Oxfordshire OX14 4RT
Term	From and including 28 February 2018 to and including 23 October 2041

Lease 2
Date	24 October 2016
Parties	(1) The Landlord (2) The Tenant (3) The Guarantor
Property	60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX
Term	From and including 24 October 2016 to and including 23 October 2041

1	In this Deed the following expressions shall have the following meanings:
1.1	the Landlord and the Tenant mean the parties to this Deed respectively referred to above by those names and (where the context so admits) shall include their successors in title;
1.2	the Lease means Lease 1 and Lease 2 (including all documents supplemental to Lease 1 and Lease 2 respectively) and where the context so requires, means either of them;
1.3	the Property means the property demised by the Lease;
1.4	the 39 Innovation Drive Deposit means the sum of £262,296.60 being part of the Deposit together with any interest credited to the Deposit Account in respect of it by virtue of the proviso to Clause 5 below
1.5	the 60 Jubilee Avenue Deposit means the sum of £1,255,000.00 being part of the Deposit together with any interest credited to the Deposit Account in respect of it by virtue of the proviso to Clause 5 below
1.6	the Deposit means the moneys referred to in Clause 2 below together with any interest credited to the Deposit Account by virtue of the proviso to Clause 5 below being the 39 Innovation Drive Deposit and the 60 Jubilee Avenue Deposit together;
1.7	the Deposit Account means the deposit account at the Bank in the name of the Landlord or of a managing agent acting on behalf of the Landlord;
1.8the Bank means the London Clearing Bank where the Deposit Account is from time to time held;
1.9	the Release Tests means the following tests, Test 1, Test 2 and Test 3 being:

Test 1:

The Guarantor shall have produced to the Landlord the Guarantor’s unqualified audited accounts for the three consecutive years immediately prior to Test 1 being satisfied (none of which shall be for a year ending earlier than 30 June 2015) showing net profits before tax for the Guarantor of at least three times the annual rent for each of the years to which the accounts relate;

Test 2:

The Guarantor shall have produced to the Landlord the Guarantor’s unqualified audited accounts for the three consecutive years immediately prior to Test 2 being satisfied (none of which shall be for a year ending earlier than 30 June 2015) showing net assets of the Guarantor (assessed in accordance with any accounting standards under which the relevant accounts shall be required to be prepared) of a minimum of £50 million on the accounting date to which the relevant accounts shall be prepared for each of the years to which the accounts relate;

Test 3:

The mean average market capitalisation of the Guarantor over a period of the three consecutive years immediately prior to Test 3 being satisfied shall not at any time have been less than US$1 billion as assessed at the close of trading on the final day of each month, the first month being capable of being counted for this purpose being May 2015 (being the month of the initial public offering of the securities of the Guarantor on the NASDAQ Global Select Exchange)

1.10	Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays
2	The Landlord hereby acknowledges receipt of the sum of £1,517,296.60;
3	The Tenant hereby charges and agrees to charge all its interest in the Deposit to the Landlord as security for the due performance and observance of the covenants agreements and conditions on the part of the Tenant under the Lease and all losses which the Landlord may incur by reason of or consequent upon any breach of those covenants agreements and conditions and (without prejudice to the generality of the foregoing) as more particularly provided in Clause 6 below.
4	The Landlord shall place the Deposit at the Bank in the Deposit Account on seven days’ notice of withdrawal until repayment of the Deposit in accordance with the terms of Clause 8 and Clause 9 respectively.
5	Any interest earned on the Deposit (or if any sums have been withdrawn from the Deposit pursuant to Clause 6, the balance thereof) after deduction of tax shall belong to the Tenant and for any period in which the Deposit has not been repaid to the Tenant the Landlord will arrange for any such interest (after deduction of tax) to be paid to the Tenant or to the Tenant by direct credit to the Tenant to such bank account as the Tenant shall from time to time advise the Landlord in writing.
6	The Landlord and Tenant hereby agree that without prejudice to any right or remedy which the Landlord may have under the Lease the Landlord shall be entitled to withdraw from the Deposit from time to time the sums specified below which shall thereupon become the absolute property of the Landlord:
6.1	if any sum (whether rent or otherwise) is due to the Landlord from the Tenant and unpaid for a period of fourteen days: the amount of that sum,
6.2	if the Landlord suffers any loss or damage as the result of any material breach of any covenant agreement or condition on the part of the Tenant under the Lease: the amount of that loss or damage,
6.3	if the Lease is determined otherwise than by agreement before the expiration of the term granted by the Lease or if the Lease is forfeited or disclaimed by any liquidator or trustee in bankruptcy of the Tenant: the whole or that proportion of the Deposit as is reasonably necessary to compensate the Landlord for its loss but the Landlord will return the balance of the Deposit (if any) to the Tenant as soon as reasonably practicable after the Landlord shall have ascertained the full extent of its loss.

Provided that the Landlord shall notify the Tenant in writing within fourteen days of any withdrawal of any sum from the Deposit and the reason for such withdrawal and (if the Lease is still subsisting) the Tenant hereby covenants to reinstate the Deposit to the amount withdrawn.

7	It is hereby agreed between the parties:
7.1	that the existence of the Deposit shall not prejudice the Landlord’s ability to proceed against the Tenant for any breach of any covenant, agreement or condition on the part of the Tenant under the Lease or entitle the Tenant to withhold any moneys or fail to perform any covenant agreement or condition under the Lease and the Deposit shall not be regarded as an advance payment of rent;
7.2	that if the Landlord transfers the reversion to the Lease the benefit of this Deed shall be assignable to the transferee of the reversion to whom the Deposit shall be transferred AND if the benefit is so assigned and the Deposit so transferred the Landlord shall procure that the transferee will covenant at its sole expense with the Tenant in the same terms as this Deed as if the transferee had executed this Deed as Landlord and the Tenant will subject to being indemnified for all costs arising therefrom execute and deliver to the Landlord a deed releasing the Landlord from any further liability under the terms of this Deed.
8	The 39 Innovation Drive Deposit or such part thereof as shall be remaining shall be repaid to the Tenant when:
8.1	The period of 5 years from the commencement of the Contractual Term of Lease 1 shall have expired and during the period from the date of this Deed the Tenant has not;
8.1.1	been in arrears of the Principal Rent of Lease 1 for longer than 5 Working Days; OR
8.1.2	been in arrears of the Principal Rent of Lease 1 on more than 2 separate occasions.

OR

8.2	the:
8.2.1	term granted by Lease 1 shall have expired or been determined earlier by agreement; OR
8.2.2	Lease 1 shall have been lawfully assigned with the consent of the Landlord in accordance with the terms of Lease 1;

8.3	And the Landlord will in all cases be entitled to retain from the 39 Innovation Drive Deposit such proportion of the 39 Innovation Drive Deposit as may reasonably be necessary to make good any default provided that in the case of repayment of the 39 Innovation Drive Deposit following a lawful assignment any such default has accrued prior to the date of the lawful assignment.
9	The 60 Jubilee Avenue Deposit or such part thereof as shall be remaining shall be repaid to the Tenant when:

9.1	The Guarantor shall simultaneously have satisfied at least two of the Release Tests; OR
9.2	the:
9.2.1	term granted by Lease 2 shall have expired or been determined earlier by agreement; OR
9.2.2	Lease 2 shall have been lawfully assigned with the consent of the Landlord in accordance with the terms of Lease 2

9.3	And the Landlord will in all cases be entitled to retain from the 60 Jubilee Avenue Deposit such proportion of the 60 Jubilee Avenue Deposit as may reasonably be necessary to make good any default provided that in the case of repayment of the 60 Jubilee Avenue Deposit following a lawful assignment any such default has accrued prior to the date of the lawful assignment.
10	In the event of return of the 60 Jubilee Avenue Deposit or the 39 Innovation Drive Deposit this deed remains in full force and effect in respect of any remaining Deposit sums.
11	The Guarantor hereby covenants with the Landlord that the Tenant will observe and perform its covenants and conditions in this Deed and the Guarantor will indemnify the Landlord on demand against all losses, damages, costs and expenses arising out of any default of the Tenant.
12	A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.
13	This Deed shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant each submits to the exclusive jurisdiction of the English Courts.

In witness whereof this document has been executed as a Deed the day and year first before written.

MEPC MILTON PARK NO. 1 LIMITED acting by
[On Original] EXECUTED as a DEED by MEPC MILTON PARK NO. 1 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

EXECUTED as a DEED by MEPC MILTON PARK NO. 2 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

[On Counterpart]

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by two directors or a director and the company secretary
Director Director/Company Secretary

EXECUTED AS A DEED by ADAPTIMMUNE THERAPEUTICS PLC acting by two directors or a director and the company secretary

Director
Director/Company Secretary

SCHEDULE 3

(Form of Variation 1)

DATED 2021

(1) MEPC MILTON PARK NO.1 LIMITED AND MEPC MILTON PARK NO.2 LIMITED

and

(2) ADAPTIMMUNE LIMITED

and

(3) ADAPTIMMUNE THERAPEUTICS PLC

deed of variation

relating to a lease of

60 Jubilee Avenue

Milton Park

Knights plc Midland House West Way Botley Oxford OX2 0PH

PARTICULARS

DATE	:	2021
LANDLORD	:

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. 014504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London EC2V 6ET

TENANT	:	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX
GUARANTOR	:	ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX

BACKGROUND

(A)	This Deed is supplemental to the Lease;
(B)

The Landlord, the Tenant and the Guarantor have agreed that the Lease shall be varied as set out in this Deed and that the obligations of the Guarantor in relation to the Lease shall also be varied as set out in this Deed.

The parties agree as follows:

1	definitions
1.1	In this Deed, unless the context requires otherwise, the following definitions shall apply:

Guarantor Landlord	Adaptimmune Therapeutics plc; includes successors in title to the freehold estate in the Property;
Lease

a lease of the Property dated 24 October 2016 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited (2) Adaptimmune Limited and (3) Adaptimmune Therapeutics PLC and all documents supplemental thereto;

Property	60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX as more particularly defined in the Lease; and
Tenant	includes successors in title to the term created by the Lease.

1.2	The Particulars are incorporated in and form part of this Deed so that in this Deed the words and expressions set out in the Particulars shall have the meanings ascribed to them in the Particulars.
1.3	Expressions defined in the Lease shall (save where the context requires otherwise) have the same meanings as in this Deed.
1.4	The provisions of the Lease relating to its interpretation apply to this Deed except to the extent that they are expressly varied by this Deed.

2	variation

In consideration of the sum of one pound (£1) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) it is mutually agreed and declared that with effect from the date of this Deed the Lease shall be varied in accordance with the provisions set out in the Schedule.

3	continuing effect
3.1	The Lease shall continue in full force and effect save as modified by this Deed and the covenants, conditions, stipulations and provisions of the Lease shall have effect as though the provisions contained in the Schedule had been incorporated in the Lease from and including the date of this Deed;
3.2	The Guarantor’s obligations shall continue in full force and effect save as modified by this Deed and shall have effect as though the provisions contained in Schedule 2 had been incorporated in the Lease from and including the date of this Deed.
4	exclusion of contracts (rights of third parties) act 1999

A person who is not a party to this Deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

5	SUCCESSORS

This Deed binds the respective successors in title of the Landlord and the Tenant.

6	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

7	JURISDICTION

Each party irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

Executed by the parties as a Deed on the date stated at the beginning of this document

SCHEDULE

Agreed Variations to the Lease

1.	In Clause 1 the definitions Bank Guarantee and Release Tests shall be deleted;

2.	In Clause 1 the definitions Break Date 1 and Break Date 2 shall be deemed to read as follows:

“Break Date 1 means 24 October 2031;

Break Date 2 means 24 October 2036;”

3.	In Clause 1 the definition Break Date 3 shall be deleted;

4.	In Clause 1 the definition Review Dates shall be deemed to read as follows:

“Review Dates means 24 October 2026 and 24 October 2036;”

5.	In Clause 1 the following definition shall be inserted:

“Indexation Review Dates means 24 October 2021 and 24 October 2031;”

6.	Clause 4.26 Bank Guarantee shall be deleted;

7.	Clause 8.1 shall be deemed to read as follows:

“The Tenant may terminate the Contractual Term on Break Date 1 or Break Date 2 by giving to the Landlord not less than twelve (12) months’ previous notice in writing;”

8.	The Second Schedule shall be deemed to read as follows:

“The Second Schedule

Part I – Indexation Rent Review

1	In this Part of this Schedule:
1.1	Indexation Review Date means each of the Indexation Review Dates and Relevant Indexation Review Date shall be interpreted accordingly;
1.2	Current Rent means the Principal Rent payable under this lease immediately before the Relevant Indexation Review Date;
1.3	Index means the Consumer Prices Index published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;
1.4	Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for the month immediately before the Relevant Indexation Review Date; and

B = (In the case of the first Indexation Review Date) the figure shown in the Index for September 2016 and (in the case of the subsequent Indexation Review Date) the figure shown in the Index for September 2026

1.5	Revised Rent means the new Principal Rent following each Indexation Review Date pursuant to paragraph 2 of the Second Schedule.
2	The Principal Rent shall be reviewed on each Indexation Review Date to the higher of:
2.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and
2.2	the Indexed Rent ascertained in accordance with this lease;
3	If a Revised Rent has not been ascertained by the Relevant Indexation Review Date:
3.1	the Current Rent shall continue to be payable until the Revised Rent is ascertained;
3.2	when the Revised Rent is ascertained:
3.2.1	the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i)	any difference between the Principal Rent payable immediately before the Relevant Indexation Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date (the Balancing Payment); and
(ii)	interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date;
3.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.
4	Time shall not be of the essence for the purposes of this Schedule.

Part II – Rent Review

1	In this Part of this Schedule:
1.1	Review Date means each of the Review Dates and Relevant Review Date shall be interpreted accordingly;
1.2	Rack Rental Value means the annual rent (exclusive of VAT) at which the Property might reasonably be expected to be let in the open market at the Relevant Review Date

ASSUMING

1.2.1	the letting is on the same terms as those contained in this lease but subject to the following qualifications:
(i)	the term shall commence on the Relevant Review Date and be for a term equal to the unexpired residue of the Term;
(ii)	the amount of the Principal Rent shall be disregarded, but it shall be assumed that the Principal Rent is subject to review every five (5) years to the Rack Rental Value;
1.2.2	the Property is available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;
1.2.3	the Property is ready, fit and available for immediate occupation and use for the Permitted Use;
1.2.4	all the obligations on the part of the Tenant contained in this lease have been fully performed and observed;
1.2.5	no work has been carried out to the Property which has reduced the rental value of the Property;
1.2.6	if the whole or any part of the Property has been destroyed or damaged it has been fully reinstated;
1.2.7	that there is no alternative basis in the hypothetical lease for the assessment of rent on review other than for assessment of the Rack Rental Value;
1.2.8	that the works referred to in the agreement for the grant of this lease and defined as Landlord’s Works have been carried out and completed at the Landlord’s sole expense

BUT DISREGARDING

1.2.9	any goodwill attached to the Property by reason of any business carried on there;
1.2.10	any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Property;
1.2.11	any effect on rent of any improvements at the Property made with the Landlord’s consent by the Tenant or any undertenant, except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord;

PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given on a letting of the Property, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement;

1.3	Revised Rent means the new Principal Rent following each Review Date pursuant to paragraph 2 of the Second Schedule.
1.4	Expert means a surveyor (who shall be a Fellow of the Royal Institution of Chartered Surveyors with at least ten (10) years’ experience in the letting and valuation of premises of a similar nature to and situate in the same region as the Property) agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors.
2	The Principal Rent shall be reviewed on each Review Date to the higher of:
2.1	the Principal Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Principal Rent); and
2.2	the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this lease.
3	The Rack Rental Value at any Review Date shall be:
3.1	agreed in writing between the Landlord and the Tenant; or
3.2	determined by an Expert (acting as an expert) on the application of either Landlord or Tenant at any time after the Relevant Review Date;
4	In the case of determination by an Expert:
4.1	the Expert will be instructed to afford the Landlord and the Tenant the opportunity to make written representations to him and comment upon written representations received by him;
4.2	if an Expert dies, refuses to act or becomes incapable of acting, or if he fails to notify the parties of his determination within 2 months after receiving the last submission delivered to him, either the Landlord or the Tenant may apply to the President to discharge him and appoint another in his place;
4.3	the fees and expenses of the Expert and any VAT thereon shall be paid by the Landlord and the Tenant in such shares as the Expert shall decide (or in equal shares if the Expert does not decide this point); if one party pays all the Expert’s fees and expenses, the paying party may recover the other’s share from the other party, in the case of the Landlord as arrears of rent.
5	If a Revised Rent is not agreed or determined by the Relevant Review Date:
5.1	the Principal Rent payable immediately before the Relevant Review Date shall continue to be payable until the Revised Rent is ascertained;
5.2	when the Revised Rent is ascertained:
5.2.1	the Tenant shall pay within 14 days of ascertainment:
(i)	any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the Balancing Payment); and
(ii)	interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;
5.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Revised Rent.
6	Time shall not be of the essence for the purposes of this Schedule.”

MEPC MILTON PARK NO. 1 LIMITED acting by
[On Original] EXECUTED as a DEED by MEPC MILTON PARK NO. 1 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

EXECUTED as a DEED by MEPC MILTON PARK NO. 2 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

[On Counterpart]

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by two directors or a director and the company secretary Director Director/Company Secretary

EXECUTED AS A DEED by ADAPTIMMUNE THERAPEUTICS PLC acting by two directors or a director and the company secretary
Director
Director/Company Secretary

SCHEDULE 4

(Form of Variation 2)

DATED 2021

(1) MEPC MILTON PARK NO.1 LIMITED AND MEPC MILTON PARK NO.2 LIMITED

and

(2) ADAPTIMMUNE LIMITED

deed of variation

relating to a lease of

39 innovation drive

Milton Park

Knights plc Midland House West Way Botley Oxford OX2 0PH

PARTICULARS

DATE	:	2021
LANDLORD	:

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. 014504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London EC2V 6ET;

TENANT	:	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX

BACKGROUND

(A)	This Deed is supplemental to the Lease;
(B)	The Landlord and the Tenant have agreed that the Lease shall be varied as set out in this Deed.

The parties agree as follows:

8	definitions
8.2	In this Deed, unless the context requires otherwise, the following definitions shall apply:

Landlord	includes successors in title to the freehold estate in the Property;
Lease	a lease of the Property dated 28 February 2018 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and (2) Adaptimmune Limited and all documents supplemental thereto;
Property	39 Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RT as more particularly defined in the Lease; and
Tenant	includes successors in title to the term created by the Lease.

8.3	The Particulars are incorporated in and form part of this Deed so that in this Deed the words and expressions set out in the Particulars shall have the meanings ascribed to them in the Particulars.
8.4	Expressions defined in the Lease shall (save where the context requires otherwise) have the same meanings as in this Deed.
8.5	The provisions of the Lease relating to its interpretation apply to this Deed except to the extent that they are expressly varied by this Deed.
9	variation

In consideration of the sum of one pound (£1) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) it is mutually agreed and declared that with effect from the date of this Deed the Lease shall be varied in accordance with the provisions set out in the Schedule.

10	continuing effect

The Lease shall continue in full force and effect save as modified by this Deed and the covenants, conditions, stipulations and provisions of the Lease shall have effect as though the provisions contained in the Schedule had been incorporated in the Lease from and including the date of this Deed.

11	exclusion of contracts (rights of third parties) act 1999

A person who is not a party to this Deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

12	SUCCESSORS

This Deed binds the respective successors in title of the Landlord and the Tenant.

13	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

14	JURISDICTION

Each party irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

Executed by the parties as a Deed on the date stated at the beginning of this document

SCHEDULE

Agreed Variations to the Lease

9.	In Clause 1 the definitions Break Date 1 and Break Date 2 shall be deemed to read as follows:

“Break Date 1 means 24 October 2031;

Break Date 2 means 24 October 2036;”

10.	In Clause 1 the definitions Break Date 3 and Break Date 4 shall be deleted;

11.	In Clause 1 the definition Principal Rent shall be deemed to read as follows:

“Principal Rent means:

From and including 28 February 2018 to but excluding 28 July 2018: TWO HUNDRED AND EIGHTEEN THOUSAND FIVE HUNDRED AND EIGHTY POUNDS AND FIFTY PENCE (£218,580.50) per annum;

From and including 28 July 2018 to and including [•] [August] 20211: FOUR HUNDRED AND THIRTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONE POUNDS (£437,161.00) per annum;

From and including [•] [August] 20212 to and including [•] [April] 2023: NIL (£0) per annum3;

and then subject to increase in accordance with the Second Schedule;”

12.	Clause 8.1 shall be deemed to read as follows:

“The Tenant may terminate the Contractual Term on Break Date 1 or Break Date 2 by giving to the Landlord not less than twelve (12) months’ previous notice in writing;”

13.	The Second Schedule Part I - Indexation Rent Review shall be deemed to read as follows:
7	“In this Part of this Schedule:
7.1	Indexation Review Date means each of the Indexation Review Dates and Relevant Indexation Review Date shall be interpreted accordingly;
7.2	Current Rent means (In the case of the first Indexation Review Date) the Principal Rent payable under this lease on [•] [August] 2021[4] and (in the case of the subsequent Indexation Review Date) immediately before the Relevant Indexation Review;
7.3	Index means the Consumer Prices Index published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;
7.4	Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for the month immediately before the Relevant Indexation Review Date; and

B = (In the case of the first Indexation Review Date) the figure shown in the Index for January 2018 and (in the case of the subsequent Indexation Review Date) the figure shown in the Index for September 2026.

7.5	Revised Rent means the new Principal Rent following each Indexation Review Date pursuant to paragraph 2 of the Second Schedule.
8	The Principal Rent shall be reviewed on each Indexation Review Date to the higher of:
8.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and
8.2	the Indexed Rent ascertained in accordance with this lease;
9	If a Revised Rent has not been ascertained by the Relevant Indexation Review Date:
9.1	the Current Rent shall continue to be payable until the Revised Rent is ascertained;

1 Day before completion date of deed of variation

2 Completion date of deed of variation

3 20 months’ rent free

4 Day before commencement of the rent free period

9.2	when the Revised Rent is ascertained:
9.2.1	the Tenant shall pay within 14 days of ascertainment of the Revised Rent:
(i)	any difference between the Principal Rent payable immediately before the Relevant Indexation Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date (the Balancing Payment); and
(ii)	interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date;
9.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.”
10	Time shall not be of the essence for the purposes of this Schedule.

MEPC MILTON PARK NO. 1 LIMITED acting by
[On Original] EXECUTED as a DEED by MEPC MILTON PARK NO. 1 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

EXECUTED as a DEED by MEPC MILTON PARK NO. 2 LIMITED acting by A director in the presence of:	…………………………………….
Director
................................................
Witness Name: Address:

[On Counterpart]

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by two directors or a director and the company secretary

Director
Director/Company Secretary

AS WITNESS the hands of duly authorised officers of the parties hereto the day and year first hereinbefore written

SIGNED for and on behalf of MEPC MILTON PARK NO. 1 LIMITED Director/Authorised Signatory	/s/ Chris Darroch

SIGNED for and on behalf of MEPC MILTON PARK NO. 2 LIMITED Director/Authorised Signatory	/s/ Chris Darroch

SIGNED for and on behalf of ADAPTIMMUNE LIMITED	/s/ Gavin Wood
Director/Authorised Signatory

SIGNED for and on behalf of ADAPTIMMUNE THERAPEUTICS PLC	/s/ James Noble
Director/Authorised Signatory